UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 29, 2017

REAL GOODS SOLAR, INC.

(Exact Name of Registrant as Specified in its Charter)

Colorado	001-34044	26-1851813
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 16th Street, Suite 300, Denver, CO 80202

(Address of Principal Executive Offices, Including Zip Code)

Registrant’s telephone number, including area code: (303) 222-8300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On September 29, 2017, Real Goods Solar, Inc., a Colorado corporation (“Real Goods Solar”) (the “ Licensee”), entered into a Technology License Agreement (the “License Agreement”) with Dow Global Technologies LLC (the “Licensor”). Pursuant to the terms of the License Agreement, Licensor will grants to Licensee a license to make, have made for the Licensee for subsequent use or sale by the Licensee, offer for sale, sell, use, import and export the Products in the Territory and the Field under the Patents and the Technical Information. An exclusive domestic and international license agreement for POWERHOUSE™, an aesthetically innovative, solar shingle system that integrates into a house rooftop.

In recognition of Licensor’s familiarity with the Technical Information, design of the Products, and UL processes, and Licensee’s dependence on Licensor to help obtain UL certification in order to receive the benefit of Licensee’s investment under this Agreement, Licensor shall provide assistance to Licensee as Licensee may reasonably request in order to obtain UL certification for the Products. If UL certification for the Products is not obtained within two (2) years after the Effective Date, Licensor shall refund to Licensee the Upfront Payment.

If Licensee has not installed cumulatively 50 megawatts of Quarterly Installed Capacity within five (5) years of the date on which UL certification for the Products is received, this license may be converted to a non-exclusive license upon sixty (60) days written notice from Licensor to Licensee.

All right, title and interest in Licensee Improvements, and all of Licensee’s patents and patent applications claiming Licensee Improvements, shall remain the sole and exclusive property of Licensee.

In consideration of the License granted to Licensee hereunder, Licensee shall pay to Licensor as follows:

(a)	Upfront Payment of One million US Dollars ($1,000,000.00) shall be due and owing by Licensee within ten (10) days after the Effective Date.
(b)	Milestone Payment due and owing by Licensee within thirty (30) days after receipt of UL or IEC certification for the POWERHOUSE™ 3.0 version of the Products (whichever is received first), two million US Dollars ($2,000,000)
(c)	Running Royalty due within thirty (30) days after the end of each Calendar Quarter beginning with the Calendar Quarter in which UL or IEC certification (whichever is obtained first) is received, Licensee will pay a Running Royalty. The Running Royalty equals two and one-half percent (2.5%) of the Net Sales Price of each Licensed Product sold by Licensee during the respective preceding Calendar Quarter

The term of the Agreement shall commence upon the Effective Date and shall continue in full force and effect until the later of the last to expire Patent or ten (10) years after the first commercial sale or use of Products bearing a Running Royalty.

The foregoing description of the License Agreement is a summary of the material terms thereof and is qualified in its entirety by the complete text of the License Agreement, which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements relating to matters that are not historical facts. Forward-looking statements may be identified by the use of words such as “expect,” “will,” “should,” “would” or comparable terminology or by discussions of strategy. While the Company believes its assumptions and expectations underlying forward-looking statements are reasonable, there can be no assurance that actual results will not be materially different. Risks and uncertainties that could cause materially different results include, among others, the Company’s ability to successfully complete the software development project described in this Current Report on Form 8-K on a timely basis and integrate the resulting software with the Company’s existing software and business; the Company’s ability to implement its growth strategy and achieve its target level of sales; customer acceptance of, experience with and satisfaction with the new software and other risks; and uncertainties included in the Company’s filings with the Securities and Exchange Commission. The Company assumes no duty to update any forward-looking statements.

Item 7.01. Regulation FD Disclosure.

On October 3, 2017, we issued the press release attached hereto as Exhibit 99.1.  In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended.  The information set forth in Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	License Agreement, dated September 29, 2017 by and between Real Solar Goods, Inc. and Dow Global Technologies LLC
99.1*	Press release issued by Real Goods Solar, Inc. on October 3, 2017 *The foregoing exhibit relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REAL GOODS SOLAR, INC.

By:	/s/ Alan Fine
Alan Fine
Chief Financial Officer

Date: October 3, 2017

EXHIBIT INDEX

Exhibit No.	Description

10.1	License Agreement, dated September 29, 2017 by and between Real Solar Goods, Inc. and Dow Global Technologies LLC
99.1*	Press release issued by Real Goods Solar, Inc. on October 3, 2017

*The foregoing exhibit relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.